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                                    FORM OF
                             UNDERWRITING AGREEMENT



                               ___________, 1996



First Southwest Company
Bear, Stearns & Co. Inc.
c/o First Southwest Company
557 Airport Boulevard, Suite 600
Burlingame, California  94010


                         $_______________ (APPROXIMATE)
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-A

Ladies and Gentlemen:

     Section 1. INTRODUCTORY. Metropolitan Asset Funding, Inc., a Delaware corporation (the "Company"), proposes to sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), $_______________ principal amount of its Mortgage Pass-Through Certificates identified in Schedule I hereto (the "Offered Certificates") having the aggregate Initial Class Certificate Balances set forth in Schedule I (subject to an upward or downward variance, not to exceed the percentage set forth in such Schedule I, the precise Initial Class Certificate Balance within such range to be determined by the Company in its sole discretion). The Offered Certificates, together with the two Classes of subordinate certificates (the "Non-Offered Certificates") and the class of residual certificates (the "Residual Certificates"), collectively referred to herein as the "Certificates" evidence the entire ownership interest in the assets of a trust fund (the "Pool") consisting primarily of fully amortizing and balloon fixed interest rate mortgage loans, as described in Schedule I (the "Mortgage Loans") acquired by the Company pursuant to the Mortgage Loan Purchase Agreements (each, a "Loan Purchase Agreement"), dated as of ____________, 1996, between the Company and one of the Sellers named in Schedule II hereto (the "Sellers"), and having, as of the close of business on the date specified in
Schedule I as the cut-off date (the "Cut-Off Date"), the aggregate principal balance set forth in Schedule I. An election will be made to treat the Pool as a real estate mortgage investment conduit (a "REMIC") for purposes of federal income taxation. The Certificates are to be issued


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pursuant to a pooling and servicing agreement (the "Pooling Agreement"), dated as of ___________ 1, 1996, among the Company, as depositor, the Sellers, Metwest Mortgage Services, Inc., as master servicer ("the Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). The Offered Certificates will be issued in the denominations specified in Schedule I.

   Capitalized terms used herein that are not otherwise defined herein have the meanings assigned thereto in the Pooling Agreement.

   Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters as follows:

          (a) A Registration Statement on Form S-3 (File No. 333-_____), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the certificates and the offering thereof in accordance with the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission"), and such registration statement, as amended, has become effective. As used in this Agreement:

          "EFFECTIVE DATE" means the date of the Effective Time.

          "REGISTRATION STATEMENT" means such registration statement at the Effective Time, including any documents incorporated by reference therein at such time;

          "EFFECTIVE TIME" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

          "PRELIMINARY PROSPECTUS" means each prospectus included in such Registration Statement, or amendments thereof, including a preliminary prospectus which, as completed, is proposed to be used in connection with the sale of the Offered Certificates; and

          "PROSPECTUS" means such final prospectus (the "Prospectus") relating to the Offered Certificates in the form first used to confirm sales of the Offered Certificates.

          Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the

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     Prospectus, as the case may be; and any reference to any amendment to the
     Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

          (b) Except with respect to Derived Information (other than Seller-Provided Information) (in each case, as hereinafter defined), the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission (the "Rules and Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Registration Statement at the Effective Date and at all times subsequent thereto up to the Closing Date hereinafter mentioned and the Prospectus as of the date thereof, and any amendments or supplements thereto filed prior to the Closing Date, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act and the Rules and Regulations of the Commission thereunder, and at the Effective Time the Registration Statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented if applicable, based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business and
     (ii) there have been no material transactions entered into by the Company other than those in the ordinary course of business.



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          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to execute, deliver and perform the transactions contemplated by this Agreement, each Loan Purchase Agreement and the Pooling Agreement.

          (f) The Company is not in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the Rules and Regulations or state securities or Blue Sky laws; and the execution and delivery of this Agreement and the Pooling Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court decree applicable to the Company.

          (g) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company, which might result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the offering of the Offered Certificates; and there are no material contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed.

          (h) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity hereunder may be limited by applicable law.

          (i) Each of the Pooling Agreement and each Loan Purchase Agreement has been duly authorized, and when executed and delivered by the Company, will be a valid and binding agreement of the Company.

          (j) The Certificates have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Pooling Agreement and delivered to and, with respect to the Offered Certificates, paid for by the Underwriters in



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     accordance with this Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement.

          (k) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or
     (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     Section 3. PURCHASE, SALE AND DELIVERY OF OFFERED CERTIFICATES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price set forth in
Schedule I hereto, the respective principal amount of Offered Certificates set forth opposite such Underwriter's name in Schedule I hereto.

     The Company will deliver the Offered Certificates to you for the accounts of the Underwriters, against payment of the purchase price therefor in same day funds wired to such bank as may be designated by the Company, or by such other manner of payment as may agreed upon by the Company and you, at the offices of _________________________ New York, New York at 10:00 a.m., New York time, on ___________, 1996 or at such other place or time not later than seven full business days thereafter as you and the Company determine, such time being referred to herein as the "Closing Date."

     The Offered Certificates so to be delivered will be in such denominations and registered in such names as you request two full business days prior to the Closing Date, as the case may be, and will be made available at the office of _______________________, _________, ______________ or, upon your request, through the facilities of The Depository Trust Company, for checking and packaging at least one full business day prior to the Closing Date.

     Section 4. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Offered Certificates subject to this Agreement for sale to the public on the terms as set forth in the Prospectus.

     Section 5. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with the several Underwriters that:

          (a) Immediately following the execution of this Agreement, the Company will prepare the Prospectus setting forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Offered Certificates are to be purchased by the Underwriters from the Company, either the initial public offering price or the method by which the price at which the Offered



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     Certificates are to be sold will be determined, the selling concessions and allowances, if any, and such other information as the Company deems appropriate in connection with the offering of such Offered Certificates, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Offered Certificates, or any amendments or supplements to the Prospectus, without your consent, which will not be unreasonably withheld; the Company will also advise you promptly of the filing or effectiveness of any amendment or supplement to the Registration Statement or the Prospectus, and of receipt of notification of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the initiation or threatening of any proceeding for such purpose, and will use every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If, during such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Certificates is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters and their counsel, include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or any other law, the Company will promptly prepare and file with the Commission, an amendment or supplement which will correct such statement or omission or an amendment that will effect such compliance and will notify you and, upon your request, prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (c) The Company will make generally available to the holders of the Offered Certificates (the "Certificateholders") (the Certificateholders being the applicable Clearing Agency in the case of Book-Entry Certificates), as soon as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Offered Certificates (which may be the annual report filed with the Commission and delivered to Certificateholders pursuant to the Pooling Agreement).

          (d) The Company will deliver to each of you as many signed and conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

          (e) The Company will endeavor, in cooperation with you, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such



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     states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now subject to service of process. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as above provided.

          (f) To the extent that any Underwriter (i) has provided to the Company Collateral term sheets (as hereinafter defined) that such Underwriter has provided to a prospective investor, the Company has filed such Collateral term sheets as an exhibit to a current report on Form 8-K within two business days of its receipt thereof, or (ii) has provided to the Company Structural term sheets or Computational Materials (each as defined below) that such Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commission a current report on Form 8-K containing such Structural term sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

     Section 6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Offered Certificates on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and as of the Closing Date with the same force and effect as if made as of that date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) Prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall have been contemplated by the Commission.

          (b) Each Class of Offered Certificates shall have been rated not less than as set forth on Schedule I hereto by Moody's Investors Service and Duff & Phelps Credit Rating Co., respectively, (each a "Rating Agency") and such ratings shall not have been rescinded.

          (c) You shall have received an opinion of Kutak Rock, special counsel to the Company, dated the Closing Date, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate



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          power and authority to execute, deliver and perform the transactions contemplated by this Agreement, each Loan Purchase Agreement and the Pooling Agreement;

               (ii) Assuming each of the Loan Purchase Agreements and the Pooling Agreement has been duly authorized, executed and delivered by the parties thereto, each of such documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (iii) The Certificates have been duly authorized, executed and delivered by the Company and assuming that the Certificates have been duly authenticated by the Trustee, when delivered and paid for by you as provided in this Agreement, the Certificates purchased by you will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement;

               (iv) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the transactions contemplated by this Agreement, any Loan Purchase Agreement or the Pooling Agreement, except such as may be required under the state securities or Blue Sky laws and such other approvals as have been obtained; and, to the best of such counsel's knowledge and information, the execution and delivery of this Agreement, each Loan Purchase Agreement and the Pooling Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company, or any law, administrative regulation or administrative or court decree applicable to the Company;

               (v) After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any material contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required;



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               (vi)   The Registration Statement has become effective under
          the Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act; and the Registration Statement and the Prospectus (other than the financial and statistical information therein as to which such counsel need express no opinion) as of their respective effective or issue dates complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

               (vii) The Pooling Agreement and the Certificates conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

               (viii) The Pooling Agreement will not be required to be qualified under the Trust Indenture Act of 1939, as amended, and the Pool is not required to be registered under the Investment Company Act of 1940, as amended;

               (ix) The statements in the Prospectus under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations" and the summaries thereof under the headings "Summary of Terms-- Certain Federal Income Tax Consequences" and "Summary of Terms--ERISA Considerations," to the extent they constitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

               (x) The Pool described in the Prospectus and the Pooling Agreement will qualify as a "real estate investment conduit" ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), assuming: (A) an election is made to treat the Pool as a REMIC, (B) compliance with the Pooling Agreement and (C) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder;

               (xi) Assuming that the Loan Purchase Agreements and the Pooling and Servicing Agreement have each been duly authorized, executed and delivered by the other parties thereto, each constitutes a valid, legal and binding agreement of each Seller enforceable against each such Seller in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law; and

               (xii) Assuming that the Pooling Agreement has been duly authorized, executed and delivered by the other parties thereto, the Pooling Agreement



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          constitutes a valid, legal and binding agreement of the Master
          Servicer, enforceable against the Master Servicer in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     Such counsel also shall state that it has no reason to believe that at its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial and statistical information contained therein as to which such counsel need express no opinion);

          (d)  [RESERVED]

          (e) You shall have received an opinion of Witherspoon, Kelley, Davenport & Toole, counsel to the Sellers, dated the Closing Date, to the effect that:

               (i) Each Seller has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of its incorporation and is duly qualified to do business in, and is in good standing as a foreign corporation in each jurisdiction in which such Seller owns or leases property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on such Seller;

               (ii) Each of the Pooling Agreement and the Loan Purchase Agreements has been duly authorized, executed and delivered by each Seller;

               (iii) No consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by any Seller of the transactions contemplated by the terms of Loan Purchase Agreements or the Pooling Agreement except such as may be required under the "Blue Sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates and such other approvals as have been obtained;

               (iv) The sale of the Mortgage Loans to the Purchaser pursuant to each Loan Purchase Agreement and the consummation of any of the transactions contemplated by the terms of the Pooling Agreement or any Loan Purchase Agreement do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Seller pursuant to, any material contract, indenture,



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          mortgage, loan agreement, note, lease or other instrument to which any such Seller is a party or by which it may be bound or to which any property or assets of any such Seller is subject, nor will such action result in any violation of the provisions of the charter or bylaws of any such Seller, or any law, administrative regulation or administrative or court decree; and

               (v) There are no legal or governmental actions, investigations or proceedings pending to which any Seller is a party, or, to the best knowledge of such counsel, threatened against any Seller, (A) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or Loan Purchase Agreement, (B) seeking to prevent the sale of the Mortgage Loans to the Company or the consummation of any of the transactions contemplated by this Agreement, the Loan Purchase Agreement or the Pooling and Servicing Agreement or (C) which might materially and adversely affect the performance by any Seller of its obligations under, or the validity or enforceability of, any Loan Purchase Agreement, the Pooling Agreement or the Mortgage Loans.

          (f) You shall have received an opinion of Witherspoon, Kelley, Davenport & Toole, counsel to the Master Servicer, dated the Closing Date, to the effect that:

               (i) The Master Servicer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of its incorporation and is duly qualified to do business in, and is in good standing as a foreign corporation in each jurisdiction in which the Master Servicer owns or leases property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Master Servicer;

               (ii) The Pooling Agreement has been duly authorized, executed and delivered by the Master Servicer;

               (iii) No consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Master Servicer of the transactions contemplated by the terms of the Pooling Agreement except such as may be required under the "Blue Sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates and such other approvals as have been obtained;

               (iv) The servicing of the Mortgage Loans pursuant to the Pooling Agreement and the consummation of any of the transactions contemplated by the terms of the Pooling Agreement do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Master Servicer, pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other




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          instrument to which the Master Servicer is a party or by which it may be bound or to which any property or assets of the Master Servicer is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Master Servicer or any law, administrative regulation or administrative or court decree; and

               (v) There are no legal or governmental actions, investigations or proceedings pending to which the Master Servicer is a party, or, to the best knowledge of such counsel, threatened against the Master Servicer, (A) asserting the invalidity of the Pooling Agreement, (B) seeking to prevent the sale consummation of any of the transactions contemplated by the Pooling Agreement or (C) which might materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, the Pooling Agreement or the Mortgage Loans.

          (g) You shall have received copies of any opinions of counsel for the Company that the Company is required to deliver to the Rating Agency. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters.

          (h) You shall have received from Brown & Wood, LLP, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to you, with respect to such matters as you may reasonably require.

          (i) At the Closing Date you shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company contained in Section 2 are true and correct with the same force and effect as though made on and as of the Closing Date.

          (j) You shall have received from Coopers & Lybrand, independent public accountants, two letters, the first delivered the day of but prior to the execution of, and dated the date of, this Agreement and the other dated the Closing Date, addressed to the Underwriters (with conformed copies for each of the Underwriters), in the form heretofore agreed (and in the case of the second such letter consistent with the first such letter) with such variations as are reasonably acceptable to you.

          (k) You shall have received an opinion of _______________________, counsel to the Trustee, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that:

               (i) the Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York and has the power and authority to enter into and to perform all actions required of it under the Pooling Agreement;

               (ii) the Pooling Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights in general, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing;

               (iii) the Certificates have been duly authenticated and delivered by the Trustee;

               (iv) the execution and delivery of the Pooling Agreement by the Trustee and the performance by the Trustee of the terms thereof do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (B) the certificate of incorporation or articles of association or bylaws of the Trustee; and

               (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling Agreement or the performance by the Trustee thereunder.

          (l) At the Closing Date counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

     Section 7. PAYMENT OF EXPENSES. The Company will pay all costs, expenses, fees and taxes incident to the preparation by the Company, including, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), of the Prospectus, each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(b), the preparation, printing (including word processing and duplication costs) and delivery of this Agreement, the Pooling Agreement, Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Offered Certificates, the registration with the Commission, and the issuance by the Company of the Offered Certificates, the registration or qualification of the Offered Certificates for offer and sale under the securities or Blue Sky laws of the several states as described in
Section 5(e) (including the reasonable fees and disbursements of your counsel relating to such registration or qualification), the fees and expenses of the Rating Agencies, filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, if applicable, and the performance by the Company of its other obligations under this Agreement; provided, that the Company shall not be liable for the costs, expenses and fees relating to the preparation or delivery of any Derived Information other than Seller-Provided Information.

     If this Agreement is terminated by you in accordance with the provisions of Section 6 or Section 10(i), the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     Section 8.  INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or judgments (including without limiting the foregoing, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter through you expressly for use therein or any such untrue statement or omission made in Derived Information (as hereinafter defined) incorporated therein as a result of any filing pursuant to Section 5(f), assuming all Seller-Provided Information (as hereinafter defined) is accurate and complete in all material respects. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 8(a).

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Preliminary

     Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus or any such untrue statement or omission made in Derived Information incorporated therein as a result of any filing pursuant to Section 5(f), assuming all Seller-Provided Information is accurate and complete in all material respects. This indemnity agreement will be in addition to any liability which the Underwriters may have to the persons referred to above in this Section 8(b).

          (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
     (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by First Southwest Company. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which each Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to Section 8(d) are several in proportion to the respective principal amount of Offered Certificates set forth opposite their names in Schedule I hereto.

          (f) Each Underwriter agrees to provide the Company (y) all Collateral term sheets (as hereinafter defined), immediately upon distribution to any potential investor and (z) any other Derived Information no later than two Business Days prior to which the Prospectus is required to be filed pursuant to Rule 424 under the Act. For purposes of this Agreement, the term "Derived Information" means such portion, if any, of the information delivered to the Company by an Underwriter pursuant to this Section for filing with the Commission on Form 8-K as:

               (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

               (ii) does not constitute Seller-Provided Information; and

               (iii) is of the type of information defined as Collateral term sheets, Structural term sheets or Computational Materials (as such terms are interpreted in the No-Action Letters (as defined below).

     "SELLER-PROVIDED INFORMATION" means any information contained on any computer tape furnished to the Underwriters by a Seller concerning the assets comprising the Trust Fund.

     "COLLATERAL TERM SHEET" and "STRUCTURAL TERM SHEET" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented.

     "COMPUTATIONAL MATERIALS" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody Acceptance Corp. I (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

          (g) The Underwriters confirm that the information set forth (i) in the last paragraph on the first cover page and (ii) in the second, third and fourth paragraphs under the caption "Method of Distribution" in the Prospectus is correct and constitutes the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     Section 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter by or on behalf of the Company, its officers or directors, and shall survive acceptance and payment for the Offered Certificates hereunder.

     Section 10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     This Agreement may be terminated for any reason at any time prior to the Closing Date by First Southwest Company upon the giving of written notice of such termination to the Company, if prior to the Closing Date (a) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or
(b) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of First Southwest Company, impracticable or inadvisable to market the Offered Certificates in the manner contemplated in the Prospectus or enforce contracts for the sale of the Offered Certificates, or (c) trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Section 7, the indemnity agreement and contribution provisions set forth in Section 8, and the provisions of Sections 9 and 14 shall remain in effect.

     Section 11. DEFAULT. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Certificates that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Offered Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Offered Certificates without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you c/o Structured Capital Management, a division of First Southwest Company, 557 Airport Boulevard, Suite 600, Burlingame, California 94010, Attention: Syndicate; notices to the Company shall be directed to it at Metropolitan Asset Funding, Inc., 929 West Sprague Avenue, Spokane, Washington 99204, attention of the Secretary.

     Section 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Offered Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

     This Agreement may be signed in two or more counterparts each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return it to us.

                                       Very truly yours,

                                       METROPOLITAN ASSET FUNDING, INC.



                                       By
                                         -----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

Confirmed and Accepted, as of the
date first above written:

FIRST SOUTHWEST COMPANY
BEAR, STEARNS & CO. INC.
Acting severally on behalf of
themselves and the several
Underwriters named herein.


By
  ------------------------------
Name:
     ---------------------------
Title:
      --------------------------


By
  ------------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                 SCHEDULE I


OFFERED CERTIFICATES: Mortgage Pass Through Certificates, Series 1996-A, Class A-1, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2

INITIAL PRINCIPAL AMOUNT OF OFFERED CERTIFICATES:

                  Class            Initial Class Certificate Balance
                  -----            ---------------------------------
                Class A-1                     $__________
                Class A-2                      __________
                Class A-3                      __________
                Class A-4                      __________
                Class B-1                      __________
                Class B-2                      __________

UNDERWRITER'S COMMITMENTS:

                                                  Principal Amount of Offered
   Underwriter                                   Certificates to be Purchased
   -----------                -----------------------------------------------------------------
                              Class A-1  Class A-2   Class A-3  Class A-4  Class B-1  Class B-2
                              ---------  ---------   ---------  ---------  ---------  ---------
                                $          $           $          $          $          $
First Southwest Company
Bear, Stearns & Co. Inc.
  Total

PURCHASE PRICE:

                Class                     Purchase Price*
                -----                     ---------------
               Class A-1                             %
               Class A-2
               Class A-3
               Class A-4
               Class B-1
               Class B-2

____________________
* Plus accrued interest at the applicable Pass-Through Rate from the Cut-off Date to, but not including, the Closing Date.

CLASSES OF BOOK-ENTRY CERTIFICATES:

DESCRIPTION OF MORTGAGE LOANS:    Fully amortizing and balloon fixed
                                  rate, first mortgage loans having an
                                  aggregate principal balance as of the
                                  Cut-off  Date  of approximately
                                  $______________. The Mortgage Loans are
                                  fixed interest rate mortgage loans
                                  secured primarily by (i) one- to
                                  four-family residential properties and
                                  (ii) multi-family housing properties or
                                  commercial real estate, including office buildings, shopping centers, retail stores, hotels and motels, nursing homes and other health-care related facilities, mobile home and recreation vehicle parks, warehouse facilities, mixed use and other types of income producing properties.

DENOMINATIONS:                    The Offered Certificates will be
                                  issued in book-entry form. Each such Class of Certificates will be evidenced by one or more certificates registered in the name of CEDE &
                                  Co. ("CEDE") in the aggregate amount equal to the Initial Class Certificate Balance of such
                                  Class.  Interests in such Classes of Offered
                                  Certificates issued in the name of CEDE may be purchased by investors in minimum denominations of $____________ and integral multiples of $1.

CUT-OFF DATE:                     ____________, 1996

PASS-THROUGH RATE:
                      Class                   Rate

                    Class A-1           __.__% per annum
                    Class A-2           __.__% per annum
                    Class A-3           __.__% per annum
                    Class A-4           __.__% per annum
                    Class B-1           __.__% per annum
                    Class B-2           __.__% per annum

CERTIFICATE RATINGS:

                  Class    Moody's   Duff & Phelps
                  -----    -------   -------------
                   A-1
                   A-2
                   A-3
                   A-4
                   B-1
                   B-2

                                 SCHEDULE II


Metropolitan Mortgage & Securities Co., Inc.
Summit Securities, Inc.
Western United Life Assurance Company
Old Standard Life Insurance Company




































                                     II-1